Exhibit 4.1
LIMITED CONSENT

This LIMITED CONSENT, dated as of August 21, 2019 (this “Consent”) is made among REPUBLIC SERVICES, INC., a Delaware corporation (the “Borrower”), BANK OF AMERICA, N.A. (“Bank of America”), in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the Lenders party hereto. Capitalized terms used but not otherwise defined herein have the respective meanings ascribed to them in the Credit Agreement described below.

RECITALS:

A. The Borrower, Bank of America, as Administrative Agent, Swing Line Lender and an L/C Issuer, and the Lenders have entered into a Credit Agreement dated as of June 8, 2018 (as in effect on the date hereof immediately prior to the effectiveness of this Consent, the “Credit Agreement”), pursuant to which the Lenders have made available to the Borrower a revolving credit facility with a swing line sublimit and a letter of credit sublimit.

B. The Borrower has requested that the Administrative Agent and the Lenders consent, notwithstanding the provisions in Section 1.03(b) of the Credit Agreement, to the Borrower calculating financial ratios and requirements under the Credit Agreement and each other Loan Document after giving effect to the changes in GAAP resulting from the adoption of FASB ASU 2018-15 (Intangibles – Goodwill and Other – Internal Use Software; Subtopic 350-40) (the “Specified Accounting Update”).

In consideration of the premises and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Limited Consent. Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the Administrative Agent and the Lenders party hereto hereby consent to the calculation of financial ratios and requirements under the Credit Agreement and Loan Documents being made after giving effect to the Specified Accounting Update for all periods on and after January 1, 2019, notwithstanding the provisions of Section 1.03(b) of the Credit Agreement to the contrary.

2.Conditions Precedent to Consent. The effectiveness of this Consent is subject to (a) the accuracy of the representations and warranties set forth in Section 3 below on the date hereof, (b) the Administrative Agent’s receipt of counterparts of this Consent, duly executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, and (c) unless waived by the Administrative Agent, the payment of all fees and expenses of the Administrative Agent and the Lenders (including the reasonable fees and expenses of counsel to the Administrative Agent to the extent invoiced prior to the date hereof) in connection with this Consent.

3.Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Consent, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

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a.The representations and warranties of the Borrower contained in Article V of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty is true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty is true and correct in all respects) as of such earlier date and except that the representations and warranties in Section 5.11(a) shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01.

b.This Consent has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding obligation of, the Borrower, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally.

c.No Default or Event of Default has occurred and is continuing as of the date hereof or would result after giving effect to this Consent and the transactions contemplated hereby.

4.Entire Agreement. This Consent, together with the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Consent may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.

5.Full Force and Effect of Consent. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms. The execution, delivery and performance of this Consent shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Lender under the Credit Agreement or any of the other Loan Documents.

6.Counterparts. This Consent may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Consent by telecopy, facsimile or other electronic transmission (including .PDF) shall be effective as delivery of a manually executed counterpart of this Consent.

7.Governing Law. This Consent shall be governed by, and construed in accordance with, the laws of the State of New York.

8.Enforceability. Should any one or more of the provisions of this Consent be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

9.References. This Consent shall constitute a Loan Document and all references in any of the other Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby.

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10.Successors and Assigns. This Consent shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the Lenders and their respective successors and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement.
[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

REPUBLIC SERVICES, INC.

By: /s/ Calvin R. Boyd
Name: Calvin R. Boyd
Title: Assistant Treasurer

Republic Services, Inc.
Limited Consent (2018 Credit Agreement)
Signature Page

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Michael Contreras
Name: Michael Contreras
Title: Vice President

Republic Services, Inc.
Limited Consent (2018 Credit Agreement)
Signature Page

LENDERS:

BANK OF AMERICA, N.A., as a Lender, L/C Issuer       and Swing Line Lender

By: /s/ Michael Contreras
Name: Michael Contreras
Title: Vice President

Republic Services, Inc.
Limited Consent (2018 Credit Agreement)
Signature Page

BARCLAYS BANK PLC, as a Lender

By: /s/ Komal Ramkirath
Name: Komal Ramkirath
Title: Assistant Vice President
Republic Services, Inc.
Limited Consent (2018 Credit Agreement)
Signature Page

BNP PARIBAS, as a Lender and L/C Issuer

By: /s/ Mike Shryock
Name: Mike Shryock
Title: Managing Director

By: /s/ Mike Hoffman
Name: Mike Hoffman
Title: Director

Republic Services, Inc.
Limited Consent (2018 Credit Agreement)
Signature Page

MUFG BANK, LTD., as a Lender and L/C Issuer

By: /s/ Maria F. Maia
Name: Maria F. Maia
Title: Director

Republic Services, Inc.
Limited Consent (2018 Credit Agreement)
Signature Page

SUMITOMO MITSUI BANKING CORPORATION,       as a Lender

By: /s/ Michael Maguire
Name: Michael Maguire
Title: Executive Director

Republic Services, Inc.
Limited Consent (2018 Credit Agreement)
Signature Page

SUNTRUST BANK, as a Lender

By: /s/ Alexander Harrison
Name: Alexander Harrison
Title: Vice President

Republic Services, Inc.
Limited Consent (2018 Credit Agreement)
Signature Page

U.S. BANK NATIONAL ASSOCIATION, as a       Lender and L/C Issuer

By: /s/ Marty McDonald
Name: Marty McDonald
Title: Vice President
Republic Services, Inc.
Limited Consent (2018 Credit Agreement)
Signature Page

COBANK, ACB, as a Lender

By: /s/ Bryan Ervin
Name: Bryan Ervin
Title: Vice President
Republic Services, Inc.
Limited Consent (2018 Credit Agreement)
Signature Page

BRANCH BANKING AND TRUST COMPANY, as a       Lender

By: /s/ Vicount P. Cornwall
Name: Vicount P. Cornwall
Title: Senior Vice President

Republic Services, Inc.
Limited Consent (2018 Credit Agreement)
Signature Page

INTESA SANPAOLO S.p.A., New York Branch, as a       Lender

By: /s/ Glen Binder
Name: Glen Binder
Title: Global Relationship Manager

By: /s/ Alessandro Toigo
Name: Alessandro Toigo
Title: Regional Business Manager

Republic Services, Inc.
Limited Consent (2018 Credit Agreement)
Signature Page

KEYBANK NATIONAL ASSOCIATION, as a       Lender

By: /s/ Tad L. Stainbrook
Name: Tad L. Stainbrook
Title: Vice President

Republic Services, Inc.
Limited Consent (2018 Credit Agreement)
Signature Page

ROYAL BANK OF CANADA, as a Lender

By: /s/ James F. Disher
Name: James F. Disher
Title: Authorized Signatory

Republic Services, Inc.
Limited Consent (2018 Credit Agreement)
Signature Page

JPMORGAN CHASE BANK, N.A., as a Lender and       L/C Issuer

By: /s/ Marshall Trenckmann
Name: Marshall Trenckmann
Title: Executive Director

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Lender and L/C Issuer

By: /s/ Kara Treiber
Name: Kara Treiber
Title: Director

Republic Services, Inc.
Limited Consent (2018 Credit Agreement)
Signature Page